SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):   November 5, 1999




               JMB INCOME PROP.-XIII LIQUIDATING TRUST *
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Illinois                  000-19496                36-3102608
-------------------         --------------         --------------------
(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
  -------------------------------------------------------------------


* JMB Income Prop.-XIII Liquidating Trust is the transferee of the remaining funds of JMB Income Properties, Ltd.-XIII and files reports under JMB Income Properties, Ltd.-XIII's Commission File Number.

ITEM 5.  OTHER EVENTS

     The liquidating trustees of JMB Income Prop.-XIII Liquidating Trust (the "Registrant") have determined that all claims, debts, liabilities and obligations of the Registrant have been paid or discharged (except those of the Registrant's beneficiaries with respect to their interests in the Registrant). Accordingly, the liquidating trustees made a final liquidating distribution of the estate of the Registrant in the amount of $1,141,518.42 ($9.03 per beneficial interest) effective as of November 8, 1999, to beneficiaries of record on November 1, 1999. Upon distribution of such amount, the Registrant terminated.


ITEM 8.  CHANGE IN FISCAL YEAR

     On November 5, 1999, the Registrant changed its fiscal year to November 8, 1999, from a December 31 fiscal year used in the most recent filing by its predecessor, JMB Income Properties, Ltd.-XIII. A final Form 10-K will be filed covering this final period within ninety days of such date.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      JMB INCOME PROP.-XIII LIQUIDATING TRUST



                      By:   GAILEN J. HULL
                            Gailen J. Hull
                            Senior Vice President
                            Principal Accounting Officer



Date:  November 9, 1999